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Exhibit 5.5

LETTER OF CONSENT

To:  United States Securities & Exchange Commission

Re:	Registration Statement on Form F-9 dated October 28, 2011 (the "Registration Statement") of Canadian Natural Resources Limited

We are a firm of independent petroleum consultants of Calgary, Alberta having prepared an evaluation report entitled "Reserves Assessment and Evaluation of the Horizon Oil Sands Project, Effective December 31, 2010" (the "Report"). The Report was dated March 1, 2011.

We refer to the Registration Statement dated October 28, 2011 relating to the offering of Debt Securities from time to time by Canadian Natural Resources Limited and hereby consent to the reference to our firm under the heading "Experts" and to the use of our Report which is incorporated by reference in the Registration Statement.

Yours very truly,
GLJ PETROLEUM CONSULTANTS LTD.
"Originally Signed by"
James H. Willmon, P. Eng. Vice-President
Dated: October 28, 2011 Calgary, Alberta CANADA

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  Exhibit 5.5
LETTER OF CONSENT